UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2006

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including Zip Code)

(914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement to Acquire Wartner USA B.V.

On September 21, 2006, Medtech Products Inc. (“Medtech”), a wholly-owned subsidiary of Prestige Brands Holdings, Inc. (the “Registrant”), executed a Stock Sale and Purchase Agreement, dated as of September 21, 2006 (the “Agreement”), by Lil’ Drug Store Products, Inc. (“LDS”), Wartner USA (“Wartner”), certain of LDS’ shareholders and Medtech, pursuant to which Medtech acquired all of the issued and outstanding capital stock of Wartner. The aggregate purchase price for the shares of Wartner was $31,500,000, subject to certain adjustments as set forth in the Agreement, plus certain earnout payments through December 31, 2011. On September 21, 2006, at the closing, Medtech paid $31,050,684 to LDS pursuant to the terms of the Agreement. The Registrant estimates the present value of the earnout payments to be approximately $5,000,000. The Agreement contains customary representations and warranties as well as indemnification provisions which terminate at varying times.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 1.01 above is incorporated by reference as if fully set forth herein. A copy of the press release announcing the completion of the acquisition of all of the issued and outstanding capital stock of Wartner is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated September 25, 2006 announcing the acquisition of Wartner USA B.V. (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2006                                                   PRESTIGE BRANDS HOLDINGS, INC.

                                           By: /s/ Charles N. Jolly
                                           Name: Charles N. Jolly
                                                                Title: Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated September 25, 2006 announcing the acquisition of Wartner USA B.V. (furnished only).